Exhibit 99.1

SECURITY BANK CORPORATION ANNOUNCES FIRST QUARTER 2007 EARNINGS

Macon, GA, April 18, 2007 / Prime Newswire/ — Security Bank Corporation (Nasdaq: SBKC) today announced its financial results for the first quarter ended March 31, 2007.

Highlights

•	Net income of $6.8 million for the first quarter of 2007 compared to $5.1 million in the same quarter of 2006

•	Diluted earnings per share of $0.35 for the first quarter of the current year was up $0.04 from the fourth quarter 2006

•	Broadly-based first quarter loan growth of $115.9 million or approximately 24% on an annualized basis

•	Net interest margin of 4.22%

•	Loan loss provision and net charge-offs decline, nonperforming loans stable

•	Efficiency ratio improved to 56.8%

•	Broadened footprint in Metro Atlanta with announcement of acquisition in high-growth Douglas County

Earnings Summary

Net income for the first quarter of 2007 increased 32% to $6.8 million, compared to $5.1 million for the first quarter of 2006. Diluted earnings per share of $0.35 was unchanged compared to the same quarter of 2006 and up $0.04 from the fourth quarter 2006 level of $0.31 per diluted operating earnings per share.

The Company’s annualized returns on average tangible equity and average assets for the first quarter of 2007 were 15.78% and 1.13%, respectively, compared to 19.92% and 1.25%, respectively, for the first quarter of 2006. The Company’s offering of 1,725,000 shares of common stock in May 2006, which generated approximately $35.9 million in additional capital, was the primary contributor to the decreases in returns on average tangible equity when compared to prior periods.

Rett Walker, Security Bank Corporation President and CEO, remarked, “We are pleased with our first quarter results. We successfully completed the conversion of Homestead Bank, experienced very strong growth in our loan portfolio and our net interest margin held up well. We also did a good job of controlling expenses.”

On April 9, 2007, the Company announced its latest acquisition in the metropolitan Atlanta market with the signing of a definitive merger agreement to acquire First Commerce Community Bankshares, Inc. and its wholly owned subsidiary, First Commerce Community Bank located in Douglasville, Georgia. First Commerce, with approximately $252 million in total assets and $230 million in deposits as of December 31, 2006, operates two full service banking offices in Douglas County. The acquisition is expected to close during the third quarter of 2007 and is subject to regulatory approval, the approval of First Commerce Community Bankshares’ shareholders and other customary closing conditions.

Balance Sheet

Loans, excluding loans held for resale, were $2.0 billion at March 31, 2007, up from $1.47 billion at March 31, 2006, an increase of 37%. Excluding acquisitions, loans increased $311.3 million or 21% since March 31, 2006.

Total deposits were $2.0 billion at March 31, 2007, an increase of 32% from $1.53 billion at March 31, 2006. Excluding acquisitions, deposits increased $252.4 million or 16.5% since March 31, 2006. Total assets increased 33% to $2.54 billion at March 31, 2007, compared to $1.91 billion at March 31, 2006. Excluding acquisitions, total assets increased $320.2 million or 16.7%, compared to March 31, 2006.

Shareholders’ equity increased $94.7 million to $311.7 million, an increase of 44% compared to March 31, 2006. The primary reasons for the increase were the acquisitions during the period, which contributed approximately $37.5 million of the increase, and the May 2006 stock offering, which contributed $35.9 million of the increase. The remaining increase of $21.3 million is primarily attributable to earnings, net of dividends paid.

Net Interest Income

Net interest income (on a fully tax-equivalent basis) for the first quarter of 2007 was $22.9 million, an increase of 36% when compared to the first quarter of 2006. The increase is primarily the result of the continued growth in the Company’s loan portfolio, both from organic growth and growth from acquisitions. The net interest margin (on a fully tax-equivalent basis) was 4.22% for the quarter ended March 31, 2007, compared to 4.54% for the comparable period one year ago and 4.14% for the fourth quarter of 2006.

Noninterest Income and Expense

Noninterest income for the first quarter of 2007 was $5.1 million, which increased slightly when compared to the $4.9 million recognized during the first quarter of 2006.

Noninterest expense for the first quarter of 2007 was $15.9 million, an increase of 24% over the first quarter 2006 level of $12.9 million. The increase is primarily attributable to a $1.8 million increase in salaries and benefits, most of which is the direct result of the Company’s significant growth from the acquisitions of Neighbors Bancshares, Inc. and Homestead Bank during 2006. The increase is also related to occupancy and equipment expenses, which increased approximately $192,000 due to the addition of properties in connection with acquisitions since the first quarter of 2006. Furthermore, the increase is related to increased costs with respect to foreclosed property expense ($186,000), professional fees ($150,000) and software amortization ($93,000). The remainder of the increase is spread over various expense categories. Compared to the first quarter of 2006, the Company’s efficiency ratio improved to 56.8% from 59.3%.

Asset Quality

Total nonperforming assets (nonaccrual, repossessed assets and other real estate owned) at March 31, 2007 were $42.5 million, or 2.11% of total loans plus other real estate owned compared to $37.2 million, or 1.95% at the end of the fourth quarter of 2006. The total nonperforming asset figure of $42.5 million at March 31, 2007 was within management’s estimate of $40 to $43 million in nonperforming assets in its news release dated December 28, 2006.

Net charge-offs to average loans decreased to 0.05% for the first quarter of 2007 from 0.06% in the first quarter of 2006. The allowance for loan losses was $23.3 million, or 1.16% of loans at March 31, 2007, up from $17.8 million at March 31, 2006. The increase in the allowance for loan losses is primarily attributable to growth in the Company’s loan portfolio and the addition of $2.9 million of loss reserves in connection with the acquisition of Homestead Bank during the period.

Other Information

Management is reiterating its earnings projection of $1.51 to $1.55 per diluted share for full fiscal year 2007, which would represent an increase of 9% to 12% over 2006’s operating earnings per diluted share of $1.38.

Security Bank Corporation management will host a conference call to discuss these results at 8:30 AM Eastern Daylight Time on Thursday, April 19, 2007. This call is open to all interested parties. From locations within the United States, the call-in number is 877-407-8035 (201-689-8035 from outside the United States). Please call in 10 minutes prior to the beginning of the conference call and ask for the Security Bank Corporation conference call.

A recorded playback of the conference call will be available by calling 877-660-6853, (201-612-7415 from outside the United States) from approximately 12:00 PM EDT, Thursday, April 19th, until 11:59 PM EDT Friday, April 27, 2007. The reservation numbers for this playback are Account #286 and Conference ID # 235409.

This press release, including the attached selected unaudited financial tables, which are a part of this release, contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are “tangible book value”, “return on average tangible equity”, “net operating income”, and “operating earnings per diluted share.” Security Bank’s management uses these non-GAAP measures in its analysis of Security Bank’s performance.

Tangible book value is defined as total equity reduced by recorded intangible assets, net of related deferred tax benefits. Tangible book value per share is defined as tangible book value divided by total common shares outstanding. This measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company. For companies such as Security Bank that have engaged in multiple business combinations, purchase accounting requires the recording of significant amounts of goodwill related to such transactions. Return on average tangible equity is defined as earnings for the period (annualized for the quarterly period or year-to-date period, as applicable) divided by average equity reduced by average goodwill and other intangible assets, net of related deferred tax benefits. Security Bank’s management includes this measure because it believes that it is important when measuring the Company’s performance exclusive of the effects of goodwill and other intangibles recorded in recent acquisitions, and this measure is used by many investors as part of their analysis of Security Bank.

Further, non-GAAP measures typically adjust GAAP performance measures to exclude the effects of significant gains, losses or expenses that are unusual in nature and not expected to recur. Other non-GAAP financial measures included in this release are referred to as “net operating income” and “operating earnings per diluted share”, which exclude losses on the sale of investment securities and gains on the early prepayment of advances with the Federal Home Loan Bank. Since these items and their impact on the Company’s performance are difficult to predict, management believes presentations of financial measures, excluding the impact of these items, provide useful supplemental information that is important for a proper understanding of the operating results of the Company’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the “Reconciliation Table” in the attached schedules for a more detailed analysis of these non-GAAP performance measures and the most directly comparable GAAP measures.

About Security Bank Corporation

Based in Macon, Georgia, Security Bank Corporation is a multi-bank holding company with assets of $2.5 billion at March 31, 2007. Security Bank Corporation operates 6 community banks with banking offices located throughout middle Georgia, coastal Georgia and north metropolitan Atlanta. In addition, Security Bank Corporation operates an interim real estate and development lender and traditional mortgage originator, Fairfield Financial Services, Inc., with offices throughout Georgia.

Security Bank Corporation common stock is traded on the NASDAQ Global Select Market under the ticker symbol “SBKC.”

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward looking statements. These statements may address issues involving significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections and expectations for many reasons, including without limitation, changing events and trends that have influenced Security Bank Corporation’s assumptions, but are beyond Security Bank Corporation’s control. Forward-looking statements are necessarily estimates reflecting the best judgment of Security Bank Corporation senior management based upon current information and involve a number of risks and uncertainties. Please refer to Security Bank Corporation’s public filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s financial results and operations and its forward-looking statements. Security Bank Corporation does not intend to and assumes no responsibility, except as required by law, for updating or revising any forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise.

Additional Information About the First Commerce Transaction

Security Bank will file a Registration Statement on Form S-4 regarding the First Commerce transaction with the Securities and Exchange Commission that will contain a proxy statement/prospectus for the shareholders of First Commerce. First Commerce will mail the proxy statement/prospectus to its shareholders. These documents will contain important information about the transaction, and Security Bank Corporation and First Commerce urge you to read these documents when they become available.

This press release does not constitute an offer to buy, or a solicitation to sell, shares of First Commerce common stock or the solicitation of any proxies from First Commerce shareholders.

You may obtain copies of all documents filed with the Securities and Exchange Commission regarding this transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, copies of these documents may also be obtained from us without charge by directing a written request to Security Bank Corporation, P.O. Box 4748, Macon, Georgia 31208, attention: Chief Financial Officer.

For more information, contact Rett Walker, Chief Executive Officer at 478-722-6220 or Jim McLemore, Chief Financial Officer at 478-722-6243. Media inquiries should be directed to Tom Woodbery, Marketing Director, at 478-722-6117.

Security Bank Corporation

Selected Consolidated Financial Data

(Dollars in Thousands, except Per Share Amounts)

Unaudited

	Quarters Ended March 31,
	2007	2006	% Change
EARNINGS SUMMARY:
Net interest income (FTE)	$22,888	$16,814	36.1%
Provision for Loan Losses	1,260	630	100.0%
Noninterest Income	5,122	4,917	4.2%
Noninterest Expense	15,918	12,881	23.6%
Provision for Income Taxes	3,935	2,979	32.1%
Net Income	6,786	5,140	32.0%

PER COMMON SHARE:
Basic earnings	$0.35	$0.36	-2.8%
Diluted earnings	0.35	0.35	0.0%
Cash dividends declared	0.088	0.075	16.7%
Book value	16.25	13.75	18.2%
Tangible book value	9.39	7.08	32.6%

KEY PERFORMANCE RATIOS (a):
Return on average tangible equity (b)	15.78%	19.92%
Return on average assets	1.13%	1.25%
Efficiency ratio	56.83%	59.27%
Net interest margin (FTE)	4.22%	4.54%
Net charge-offs to average loans	0.05%	0.06%

BALANCE SHEET SUMMARY—END OF PERIOD
Investment securities	$191,945	$146,932	30.6%
Loans Held for Resale	8,341	7,776	7.3%
Loans, gross	2,016,997	1,469,692	37.2%
Allowance for loan losses	23,336	17,812	31.0%
Total assets	2,541,603	1,912,841	32.9%
Deposits	2,019,089	1,530,384	31.9%
Other borrowed money	188,953	143,936	31.3%
Shareholders’ equity	311,729	217,033	43.6%

ASSET QUALITY—END OF PERIOD
Nonaccrual loans	$39,139	$8,171	379.0%
Loans 90 Days Past Due and Accruing	—	—	0.0%
Other real estate owned	3,403	2,488	36.8%
Total nonperforming assets	42,542	10,659	299.1%
Allowance for loan losses/NPA’s	54.85%	167.11%
Allowance for loan losses/loans	1.16%	1.21%

(a)	Annualized based on number of days in the period, except efficiency ratio
(b)	Calculation of this measure is illustrated in the attached GAAP to non-GAAP reconciliation

Security Bank Corporation

Average Balance Sheet and Net Interest Income Analysis

(Dollars in Thousands)

Unaudited

	Quarter Ended March 31, 2007
	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest-bearing deposits and fed funds sold	$51,054	$675	5.36%
Investment securities	194,248	2,505	5.23%
Loans Held for Resale	4,557	73	6.50%
Loans	1,950,864	42,867	8.91%
Other earning assets	1,238	24	7.86%
Total earning assets	2,201,961	46,144	8.50%
Non-earning assets	239,365

Total assets	$2,441,326

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and interest-bearing transaction	$522,329	$4,598	3.57%
Time deposits	1,295,273	16,787	5.26%
Other borrowings	125,594	1,871	6.04%
Total interest-bearing liabilities	1,943,196	23,256	4.85%
Noninterest-bearing liabilities:
Noninterest bearing deposits	165,255
Other noninterest-bearing liabilities	24,184
Total liabilities	$2,132,635

Shareholders’ Equity	308,691

Total liabilities and shareholders’ equity	$2,441,326

Interest rate spread			3.65%

Net interest income		$22,888

Net interest margin (FTE)		4.22%

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2007	2006					2005
	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Period-End Balance Sheet
Total Assets	$2,541,603	$2,494,071	$2,494,071	$2,314,913	$1,974,376	$1,912,841	$1,662,413	$1,662,413	$1,345,566	$1,329,629	$1,116,123
Total Securities	191,945	229,940	229,940	211,005	163,378	146,932	150,986	150,986	121,374	122,763	112,703
Mortgage Loans held for Sale	8,341	8,878	8,878	8,947	12,201	7,776	5,562	5,562	9,372	7,413	6,384
Loans:
Commercial:
Real-Estate	932,971	916,919	916,919	884,417	705,072	699,215	609,010	609,010	418,020	423,720	412,779
Construction	703,703	602,712	602,712	553,296	460,131	430,585	334,114	334,114	316,701	309,270	232,629
All Other	154,406	152,289	152,289	125,468	115,968	103,396	95,688	95,688	137,879	126,290	69,983
Residential:
Consumer Real-Estate	152,217	150,398	150,398	151,559	151,633	155,031	163,874	163,874	118,679	116,119	115,168
Consumer Construction	28,470	30,262	30,262	30,332	32,057	30,376	19,750	19,750	19,371	20,041	17,835
All Other Consumer	45,230	48,521	48,521	45,892	36,102	51,089	49,683	49,683	53,420	46,285	42,097
Total Loans	2,016,997	1,901,101	1,901,101	1,790,964	1,500,963	1,469,692	1,272,119	1,272,119	1,064,070	1,041,725	890,491
Allowance for loan losses	23,336	22,336	22,336	21,477	18,190	17,812	16,148	16,148	13,628	13,264	11,357
Other Assets:
Other earning assets:	78,319	97,808	97,808	49,612	82,265	78,567	41,330	41,330	23,928	45,141	18,846
Total Earning Assets:	2,295,602	2,237,727	2,237,727	2,060,528	1,758,807	1,702,967	1,469,997	1,469,997	1,218,744	1,217,042	1,028,424
Intangibles:
Goodwill	128,553	127,984	127,984	131,162	103,014	102,659	74,582	74,582	49,677	50,507	31,852
Core-Deposit	4,863	5,110	5,110	5,356	4,907	5,129	4,687	4,687	1,498	1,580	542
Deposits:
Demand Deposits	176,658	178,967	178,967	173,129	172,023	168,235	156,698	156,698	137,295	121,600	115,241
Interest bearing deposits	1,842,431	1,791,960	1,791,960	1,659,876	1,403,986	1,362,149	1,134,555	1,134,555	949,084	952,487	791,833
Total Deposits	2,019,089	1,970,927	1,970,927	1,833,005	1,576,009	1,530,384	1,291,253	1,291,253	1,086,379	1,074,087	907,074
Fed Funds purchased & repo agreements	59,065	50,917	50,917	35,819	20,030	18,271	43,876	43,876	10,052	5,714	12,469
Other borrowed funds	129,888	124,688	124,688	123,988	112,465	125,665	128,265	128,265	100,207	94,007	77,707
Common Equity	311,729	305,800	305,800	301,665	257,172	217,033	179,279	179,279	140,382	136,993	110,942

Average Balance Sheet
Total Assets	$2,441,326	$2,028,906	$2,368,642	$2,157,297	$1,906,800	$1,673,006	$1,238,033	$1,353,208	$1,326,590	$1,184,441	$1,082,503
Total Securities	194,248	173,665	216,433	183,291	151,542	142,473	116,110	117,857	123,002	115,694	107,674
Mortgage Loans held for Sale	4,557	6,576	6,064	7,015	8,011	5,200	6,726	6,754	8,769	6,132	5,167
Loans:
Commercial:
Real-Estate	937,948	760,925	894,885	818,912	701,309	624,990	432,199	472,728	423,215	420,250	412,048
Construction	627,003	490,964	600,693	524,265	450,386	385,784	284,620	331,779	319,456	270,505	215,265
All Other	156,406	116,591	136,109	122,750	109,873	93,284	99,034	102,402	134,147	87,386	71,513
Residential:
Consumer Real-Estate	151,018	153,480	151,938	151,332	153,272	157,463	116,890	119,560	117,944	115,347	114,644
Consumer Construction	29,134	27,767	29,520	30,658	30,279	20,480	18,883	19,189	19,539	18,662	18,125
All Other Consumer	49,355	49,781	51,282	49,191	49,693	52,788	45,900	45,985	50,465	44,783	42,483
Total Loans	1,950,864	1,599,508	1,864,427	1,697,108	1,494,812	1,334,789	997,526	1,091,643	1,064,766	956,933	874,078
Other Assets:
Other earning assets:	52,292	35,756	37,051	39,313	45,829	20,624	16,840	17,800	17,327	18,467	13,729
Total Earning Assets:	2,201,961	1,815,505	2,123,975	1,926,727	1,700,194	1,503,086	1,137,202	1,234,054	1,213,864	1,097,226	1,000,648

Deposits:
Demand Deposits	165,255	166,190	169,410	172,393	166,941	155,181	119,867	131,616	122,600	116,899	108,057
Interest bearing deposits
Savings	16,612	19,268	17,085	18,645	20,359	21,036	19,969	18,648	19,646	20,821	20,782
NOW	367,657	310,624	358,114	335,152	307,630	240,033	158,264	198,465	175,373	141,396	116,830
Money Market	138,060	127,456	146,241	132,302	103,540	127,480	80,640	78,800	83,961	81,233	78,542
Time deposits > $100,000	779,136	571,992	688,977	608,483	542,530	445,970	317,143	355,908	349,889	304,208	257,372
Time deposits < $100,000	516,137	423,708	506,804	471,973	386,389	325,379	305,609	312,576	324,000	298,644	286,742
Total Deposits	1,982,857	1,619,238	1,886,631	1,738,948	1,527,389	1,315,079	1,001,492	1,096,013	1,075,469	963,201	868,325
Fed Funds purchased & repo agreements	34,158	29,874	45,112	26,036	23,230	24,608	16,295	19,704	12,224	15,899	17,256
Other borrowed funds	91,436	108,997	108,338	89,927	102,493	136,740	83,754	86,260	89,601	76,511	82,205
Common Equity	308,691	252,004	304,362	283,937	235,731	182,219	126,461	141,576	138,246	118,365	107,792

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2007	2006					2005
	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Income Statement
Interest Income	$46,033	$148,081	$44,415	$40,669	$34,214	$28,783	$78,192	$22,860	$21,444	$18,023	$15,865
Interest Expense	23,256	68,647	22,353	19,082	15,142	12,070	27,839	8,864	7,976	6,162	4,837
Net Interest Income	22,777	79,434	22,062	21,587	19,072	16,713	50,353	13,996	13,468	11,861	11,028
Loan loss provision	1,260	4,468	1,873	1,226	739	630	2,833	630	624	804	775
Service charges on deposit accounts	2,098	9,162	2,336	2,387	2,335	2,104	7,351	1,940	1,956	1,858	1,597
Mortgage banking revenues	1,039	4,922	1,007	1,231	1,433	1,251	4,539	1,040	1,333	1,207	959
Securities Gains (Losses)	2	(1,601)	(1,331)	(270)	—	—	(6)	—	—	—	(6)
Other income	1,983	5,423	1,074	1,638	1,149	1,562	4,719	1,117	1,121	1,517	964
Total noninterest income	5,122	17,906	3,086	4,986	4,917	4,917	16,603	4,097	4,410	4,582	3,514
Salaries and benefits	9,551	32,376	8,313	8,497	7,804	7,762	22,811	6,044	6,115	5,598	5,054
Occupancy and equipment	1,488	5,622	1,471	1,396	1,459	1,296	3,785	1,048	985	906	846
Other noninterest expense	4,879	17,604	4,891	4,539	4,351	3,823	12,032	3,485	3,156	2,828	2,563
Total noninterest expense	15,918	55,602	14,675	14,432	13,614	12,881	38,628	10,577	10,256	9,332	8,463
Pre-tax earnings	10,721	37,270	8,600	10,915	9,636	8,119	25,495	6,886	6,998	6,307	5,304
Income Taxes	3,935	13,878	3,378	3,975	3,546	2,979	9,310	2,507	2,509	2,397	1,897
Net income	$6,786	$23,392	$5,222	$6,940	$6,090	$5,140	$16,185	$4,379	$4,489	$3,910	$3,407

Basic earnings per share (3)	$0.35	$1.36	$0.26	$0.38	$0.36	$0.36	$1.31	$0.34	$0.36	$0.32	$0.29
Diluted earnings per share (3)	0.35	1.33	0.26	0.37	0.36	0.35	1.27	0.33	0.33	0.32	0.29
Operating diluted earnings per share (3), (4)	0.35	1.38	0.31	0.37	0.36	0.35	1.27	0.33	0.33	0.32	0.29
End of period shares outstanding (3)	19,181,241	19,166,314	19,166,314	19,161,507	17,519,112	15,782,125	14,386,960	14,386,960	12,911,550	12,851,640	11,755,982
Weighted average diluted shares o/s (3)	19,456,857	17,564,990	19,528,891	18,971,126	16,910,380	14,784,856	12,736,544	13,316,163	13,218,030	12,374,075	11,970,224
Tax equivalent adjustment	111	414	106	107	100	101	324	81	79	82	82
Net interest income (FTE)	22,888	79,848	22,168	21,694	19,172	16,814	50,677	14,077	13,547	11,943	11,110
Effective Tax Rate	36.70%	37.24%	39.28%	36.42%	36.80%	36.69%	36.52%	36.41%	35.85%	38.00%	35.77%

Stock and related per share data: (3)
Book value	$16.25	$15.96	$15.96	$15.74	$14.68	$13.75	$12.46	$12.46	$10.87	$10.66	$9.44
Tangible book value	9.39	8.99	8.99	8.76	8.66	7.08	7.08	7.08	6.94	6.65	6.69
Dividends declared per share	0.0875	0.30	0.0750	0.075	0.075	0.075	0.26	0.065	0.065	0.065	0.065

Other Key Ratios/Data:
Return on average tangible equity (2), (4)	15.78%	16.53%	12.19%	17.13%	18.81%	19.92%	19.30%	19.15%	20.46%	19.64%	17.64%
Return on average assets (2)	1.13%	1.15%	0.87%	1.28%	1.28%	1.25%	1.31%	1.28%	1.34%	1.32%	1.28%
Net interest margin (FTE) (2)	4.22%	4.40%	4.14%	4.47%	4.52%	4.54%	4.46%	4.53%	4.43%	4.37%	4.50%
Efficiency ratio (FTE)	56.83%	56.88%	58.11%	54.09%	56.51%	59.27%	57.42%	58.20%	57.11%	56.47%	57.87%
Tangible Equity/Tangible Assets (4)	7.48%	7.39%	7.39%	7.67%	8.09%	6.15%	6.42%	6.42%	6.93%	6.69%	7.27%

Loan Performance Data:
Nonaccrual loans	$39,139	$34,401	$34,401	$16,946	$17,269	$8,171	$6,997	$6,997	$5,746	$5,200	$5,761
Loans 90 Days Past Due and Accruing	—	—	—	—	—	—	—	—	—	59	—
Other real estate owned (ORE)	3,403	2,775	2,775	1,867	1,817	2,488	2,394	2,394	1,722	1,467	938
Total nonperforming assets	42,542	37,176	37,176	18,813	19,086	10,659	9,391	9,391	7,468	6,726	6,699
Net charge-offs	260	2,362	1,014	789	361	198	1,219	321	260	317	321
Allowance for loan losses/NPA’s	54.85%	60.08%	60.08%	114.16%	95.31%	167.11%	171.95%	171.95%	182.49%	197.20%	169.53%
Allowance for loan losses/loans	1.16%	1.18%	1.18%	1.20%	1.21%	1.21%	1.27%	1.27%	1.28%	1.27%	1.28%
NPA’s/Loans plus ORE	2.11%	1.95%	1.95%	1.05%	1.27%	0.72%	0.74%	0.74%	0.70%	0.64%	0.75%
Nonperforming assets/total assets	1.67%	1.49%	1.49%	0.81%	0.97%	0.56%	0.56%	0.56%	0.56%	0.51%	0.60%
Net charge-offs to average loans (1)	0.05%	0.15%	0.22%	0.18%	0.10%	0.06%	0.12%	0.12%	0.10%	0.13%	0.15%

(1)	Annualized
(2)	The actual number of days in the period were used to annualize income
(3)	Adjusted for 2-for-1 stock split effective May 27, 2005
(4)	Calculation of this measure is illustrated in the attached GAAP to non-GAAP reconciliation

	2007	2006					2005
	1st Quarter	Dec 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Reconciliation Table- GAAP to non-GAAP:

Book Value per share	$16.25	$15.96	$15.96	$15.74	$14.68	$13.75	$12.46	$12.46	$10.87	$10.66	$9.44
Effect of intangible assets per share	(6.86)	(6.97)	(6.97)	(6.98)	(6.02)	(6.67)	(5.38)	(5.38)	(3.93)	(4.01)	(2.75)
Tangible book value	$9.39	$8.99	$8.99	$8.76	$8.66	$7.08	$7.08	$7.08	$6.94	$6.65	$6.69

Equity	$311,729	$305,800	$305,800	$301,665	$257,172	$217,033	$179,279	$179,279	$140,382	$136,993	$110,942
Intangible assets	133,416	133,094	133,094	136,518	107,921	107,788	79,269	79,269	51,175	52,087	32,394
Less tax effect of Core-Deposit Intangible (38%)	(1,848)	(1,942)	(1,942)	(2,035)	(1,865)	(1,949)	(1,781)	(1,781)	(569)	(600)	(206)

Tangible equity	$180,161	$174,648	$174,648	$167,182	$151,116	$111,194	$101,791	$101,791	$89,776	$85,506	$78,754

Assets	$2,541,603	$2,494,071	$2,494,071	$2,314,913	$1,974,376	$1,912,841	$1,662,413	$1,662,413	$1,345,566	$1,329,629	$1,116,123
Intangible assets	131,568	131,152	131,152	134,483	106,056	105,839	77,488	77,488	50,606	51,487	32,188
Tangible assets	$2,410,035	$2,362,919	$2,362,919	$2,180,430	$1,868,320	$1,807,002	$1,584,925	$1,584,925	$1,294,960	$1,278,142	$1,083,935

Equity/Assets	12.27%	12.26%	12.26%	13.03%	13.03%	11.35%	10.78%	10.78%	10.43%	10.30%	9.94%
Effect of intangible assets	-4.79%	-4.87%	-4.87%	-5.36%	-4.94%	-5.19%	-4.36%	-4.36%	-3.50%	-3.61%	-2.67%
Tangible Equity/Tangible Assets	7.48%	7.39%	7.39%	7.67%	8.09%	6.15%	6.42%	6.42%	6.93%	6.69%	7.27%

Average Equity	$308,691	$252,004	$304,362	$283,937	$235,731	$182,219	$126,461	$141,576	$138,246	$118,365	$107,792
Average Intangible assets	136,228	112,385	136,443	125,227	107,763	79,313	43,025	51,446	51,782	38,851	29,649
Less tax effect of Core-Deposit Intangible (38%)	(1,896)	(1,921)	(2,001)	(2,006)	(1,918)	(1,754)	(429)	(571)	(587)	(337)	(206)

Average tangible equity	$174,359	$141,540	$169,920	$160,716	$129,886	$104,660	$83,865	$90,701	$87,051	$79,851	$78,349

Net Income (a)	$27,521	$23,392	$20,718	$27,534	$24,427	$20,846	$16,185	$17,373	$17,810	$15,685	$13,817

Return on average tangible equity	15.78%	16.53%	12.19%	17.13%	18.81%	19.92%	19.30%	19.15%	20.46%	19.64%	17.64%

Diluted earnings per share	$0.35	$1.33	$0.26	$0.37	$0.36	$0.35	$1.27	$0.33	$0.33	$0.32	$0.29
Effect of securities (gains) losses, net of tax	—	0.06	0.05	0.01	—	—	—	—	—	—	—
Effect of prepayment of FHLB advances, net of tax	—	(0.01)	—	(0.01)	—	—	—	—	—	—	—

Diluted operating earnings per share	$0.35	$1.38	$0.31	$0.37	$0.36	$0.35	$1.27	$0.33	$0.33	$0.32	$0.29

Net income	$6,786	$23,392	$5,222	$6,940	$6,090	$5,140	$16,185	$4,379	$4,489	$3,910	$3,407
Effect of securities (gains) losses, net of tax	(1)	980	808	172	—	—	4	—	—	—	4
Effect of prepayment of FHLB advances, net of tax	—	(174)	—	(174)	—	—	—	—	—	—	—
Net operating income	$6,785	$24,198	$6,030	$6,938	$6,090	$5,140	$16,189	$4,379	$4,489	$3,910	$3,411

(a)	The actual number of days in the period were used to annualize income